UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2019

ChinaNet Online Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 9 South Min Zhuang Road, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-10-60846616

___________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNET	Nasdaq Capital Market

Item 8.01	Other Events

On October 28, 2019, ChinaNet Online Holdings, Inc. (the “Company”) closed on the second half of a private placement with a select group of investors (the “Investors”) related the Securities Purchase Agreement entered into on August 7, 2019. In connection with the closing, the Company issued 1,608,430 shares of common stock (the “Shares”) in consideration for $2.4 million. Each Share was sold to the Investors at $1.4927 per Share. The private placement was conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2019	ChinaNet Online Holdings, Inc.

By:	/s/ Handong Cheng
Name: Handong Cheng Title: Chief Executive Officer